Exhibit 99.1

Keurig Dr Pepper Announces Updated Financing Plan for JDE Peet’s Acquisition

Company strengthens balance sheet by further reducing projected leverage and attracts additional high-quality investors

BURLINGTON, MA and FRISCO, TX (February 23, 2026) – Keurig Dr Pepper Inc. (NASDAQ: KDP; “the Company”) today announced updated financing plans and transaction timelines for the acquisition of JDE Peet’s and subsequent planned separation into two independent companies (“Beverage Co.” and “Global Coffee Co.” pending the announcement of official corporate names).

Key developments include:

•	A targeted close of the JDE Peet’s acquisition in early April 2026, with expected combined net leverage of approximately 4.5x1

•

An agreement to upsize the previously announced Beverage Co. convertible preferred equity investment co-led by Apollo and KKR to $4.5 billion from $3 billion, with additional participation from high-quality, long-term oriented investors including accounts advised by T. Rowe Price Investment Management; as a result, the Company will no longer consider a partial IPO of Beverage Co.

•	Definitive agreements finalized for the Global Coffee Co. Pod Manufacturing JV first announced in October 2025

•	Long term debt to be issued by the future Global Coffee Co. to finance the remaining portion of the JDE Peet’s transaction

Commenting on the announcements, Keurig Dr Pepper CFO Anthony DiSilvestro stated: “Today’s update demonstrates our commitment to ensuring strong and resilient capital structures at each stage of this transaction by introducing an additional $1.5 billion of cost-efficient equity capital into the financing and bringing on board a high-quality mix of shareholders who recognize the value creation opportunity ahead. Our comprehensive financing solution, combined with strong cash generation, will drive rapid deleveraging, reinforce KDP’s balance sheet, and help to establish Beverage Co. and Global Coffee Co. as successful, investment-grade companies.”

The Company now plans to finance the upcoming acquisition through a combination of approximately $9 billion of long-term debt, $8.5 billion of equity capital, and the assumption of approximately $5 billion of existing JDE Peet’s bonds, resulting in projected combined net leverage of 4.5x1. The transaction, which is expected to close in early April 2026, remains forecasted to be approximately 10% EPS accretive in its first full year. The company continues to evaluate additional avenues to accelerate deleveraging, including potential non-core asset monetization opportunities.

Separation timing will be based on the achievement of key milestones, including appropriate leverage levels at each company, and supportive market conditions. Though exact timing of the tax-free spin of Global Coffee Co. is yet to be determined, key transformation workstreams continue to target operational readiness to separate by year-end 2026.

[1]	Projected as of June 30, 2026. Management net leverage is a non-GAAP metric. See “Non-GAAP Financial Measures” for additional information.

Equity Financing

The Company reached a definitive agreement to increase the size of the previously announced convertible preferred stock investment in KDP to $4.5 billion, from the $3 billion co-led by funds managed by affiliates of Apollo (NYSE: APO) and funds and accounts managed by KKR (NYSE: KKR). Accounts advised by T. Rowe Price Investment Management (TRPIM) have provided an anchor commitment to support the upsize, alongside significant additional participation from Apollo, KKR, and other high-quality, long-term oriented investors. Post separation, the instrument will remain with Beverage Co.

The key terms of the instrument are substantially consistent with the October 2025 announcement, including an initial conversion price of $37.25 per share and a preferred dividend rate of 4.75%. As a result of the upsize, the Company will no longer consider a partial IPO of the Beverage Co.

In addition, definitive agreements for the Global Coffee Co. Pod Manufacturing JV have been executed on terms substantially consistent with the October 2025 announcement. The $4 billion investment into the joint venture will be co-led by Apollo and KKR with participation from Goldman Sachs Alternatives, as previously disclosed. The agreements are subject to customary closing conditions for transactions of this type.

Debt Financing

To complete the financing for the acquisition, the Company expects Global Coffee Co. to raise approximately $9 billion of debt capital through a mix of long-term senior debt and a temporary borrowing under the existing term loan facility. Global Coffee Co. will also assume approximately $5 billion of existing JDE Peet’s bonds upon acquisition close.

After the separation is complete, and accounting for additional deleveraging that will occur between acquisition close and the spin-off transaction, Global Coffee Co. plans to issue junior subordinated notes to repay any remaining portion outstanding on the term loan.

ABOUT KEURIG DR PEPPER

Keurig Dr Pepper (Nasdaq: KDP) is a leading beverage company in North America, with a portfolio of more than 125 owned, licensed and partner brands and powerful distribution capabilities to provide a beverage for every need, anytime, anywhere. With annual revenue of more than $15 billion, we hold leadership positions in beverage categories including carbonated soft drinks, coffee, tea, water, juice and mixers, and have the #1 single serve coffee brewing system in the U.S. and Canada. Our innovative partnership model builds emerging growth platforms in categories such as premium coffee, energy, sports hydration and ready-to-drink coffee. Our brands include Keurig®, Dr Pepper®, Canada Dry®, Mott’s®, A&W®, Peñafiel®, Snapple®, 7UP®, Green Mountain Coffee Roasters®, GHOST®, Clamato®, Core Hydration® and The Original Donut Shop®. Driven by a purpose to Drink Well. Do Good., our 29,000 employees aim to enhance the experience of every beverage occasion and to make a positive impact for people, communities and the planet. For more information, visit www.keurigdrpepper.com and follow us @KeurigDrPepper on LinkedIn and Instagram.

FORWARD LOOKING STATEMENTS

Certain statements in this press release, such as statements relating to the Company’s contemplated acquisition of JDE Peet’s, the pod manufacturing JV, the preferred investment, the combined business, the contemplated separation of the beverage and coffee portfolios, future financial targets and results, anticipated leverage ratios, credit ratings and anticipated additional sources of funding may be considered “forward-looking statements” within the meaning of applicable securities laws and regulations. Forward-looking statements include those preceded by, followed by or that include the words “anticipate,” “expect,” “believe,” “could,” “continue,” “ongoing,” “forecast,” “estimate,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would” and similar words or phrases. These forward-looking statements speak only as of the date of this release. These statements are based on the current expectations of our management and are not predictions of actual performance.

Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, the Company can give no assurance that these forward-looking statements will prove to be correct. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, (i) the inherent uncertainty of estimates, forecasts and projections, (ii) global economic uncertainty or economic downturns, (iii) tariffs or the imposition of new tariffs, trade wars, barriers or restrictions, or threats of such actions and related uncertainty, (iv) the risk that our financial performance may be better or worse than anticipated, (v) the possibility that we are unable to successfully integrate GHOST Lifestyle LLC into our business, (vi) risks relating to the completion of the acquisition of JDE Peet’s and the subsequent separation of our beverage and coffee portfolios in the anticipated timeframe or at all, (vii) risks related to the receipt of regulatory approvals without unexpected delays or conditions, (viii) risks relating to our incurrence of significant debt or our entry into other funding alternatives, in each case, to fund the acquisition of JDE Peet’s, which may result in dilution to our stockholders or introduce complexity to our capital structure, (ix) additional risks associated with the acquisition of JDE Peet’s and those geographies where JDE Peet’s currently operates, (x) our ability to successfully integrate JDE Peet’s into our business, or that such integration may be more difficult, time-consuming or costly than expected, (xi) constraints on management’s attention to operating and growing our business during the execution of the acquisition of JDE Peet’s and the separation, (xii) the potential downgrade of our credit ratings as a result of debt incurred and/or assumed in connection with the acquisition of JDE Peet’s and the separation, (xiii) the risk that the acquisition of JDE Peet’s and the separation may incur significant additional costs, (xiv) the risk of potential litigation, (xv) negative effects of the announcement and pendency of the acquisition of JDE Peet’s and the separation on our share price, and (xvi) the ability to achieve the anticipated strategic and financial benefits from the separation, and (xvii) the other risks and uncertainties discussed in the Company’s press releases and public filings. These risks and uncertainties, as well as others, are more fully discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K filed with the SEC on February 25, 2025. While the lists of risk factors presented here and in our public filings are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.

Any forward-looking statement made herein speaks only as of the date of this release. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, unless required by law.

NON-GAAP FINANCIAL MEASURES

This release includes non-GAAP financial measures, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to and should not be considered replacements for, or superior to, the GAAP measures. These measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define the non-GAAP financial measure in the same way. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods, described by the Company as “items affecting comparability.” The Company uses non-GAAP financial measures to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Additionally, we use non-GAAP financial measures in making operational and financial decisions and in our budgeting and planning process. We believe that providing non-GAAP financial measures to investors helps investors evaluate our operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.

Management leverage ratio is defined as the Company’s total principal amounts of debt less cash and cash equivalents, divided by Adjusted EBITDA. Management believes that the Management leverage ratio is useful for investors in evaluating the Company’s liquidity and assessing the Company’s ability to meet its financial obligations. Adjusted EBITDA is defined as EBITDA, as adjusted for items affecting comparability, which include: (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results, as well as the unrealized mark-to-market impact of our Vita Coco investment prior to its sale in the first quarter of 2025; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the combination of the business operations with Dr Pepper Snapple Group, Inc. as of July 9, 2018 (the “DPS Merger”); (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) transaction costs for significant business combinations (completed or abandoned), excluding costs related to the JDE Peet’s acquisition; (vii) non-cash changes in deferred tax liabilities related to goodwill and intangible assets as a result of tax rate or apportionment changes; and (viii) certain other items that are excluded for comparison purposes to prior year periods. EBITDA is defined as Net income as adjusted for interest expense, net; provision for income taxes; depreciation expense; amortization of intangibles; and other amortization. Management believes that Adjusted EBITDA is useful for investors in evaluating the Company’s operating results and understanding the Company’s operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.

The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP measures, due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others, which could be material. Reconciling such items would require unreasonable efforts.

RESTRICTIONS

This release does not constitute an offer, or any solicitation of any offer, to buy or subscribe for any securities in JDE Peet’s N.V. Any offer will be made only by means of the offer memorandum approved by the Dutch Authority for the Financial Markets, which is available as of January 15, 2026. This press release is not for release, publication or distribution, in whole or in part, in or into, directly or indirectly, in any jurisdiction in which such release, publication or distribution would be unlawful.